Exhibit 99.1

Contacts:
Media	Investors
Tom Fitzgerald	Mike Salop
720-332-4374	720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union Reports First Quarter Results

Revenue Increases 4%

$525 Million of Share Repurchases in Quarter

2011 Financial Outlook Affirmed

Englewood, Colo., Apr. 26, 2011 – The Western Union Company (NYSE: WU) today reported financial results for the 2011 first quarter.

Financial highlights for the quarter included:

•	Revenue of $1.3 billion, a reported and constant currency increase of 4% compared to last year’s first quarter

•	Operating margin of 24.4%, or 26.3% excluding restructuring expenses, compared to 25.6% in the prior year (no restructuring expenses in prior year period)

•	EPS of $0.32, or $0.35 excluding restructuring expenses, compared to $0.30 in the prior year (no restructuring expenses in prior year period)

•	Cash provided by operating activities of $252 million

•	Restructuring expenses of $24 million, or $16 million after-tax, related to organizational changes and other actions as previously disclosed by the Company

Operational highlights for the quarter included:

•	Consumer-to-consumer (C2C) reported and constant currency revenue increase of 5% on transaction growth of 7%; C2C represented 84% of Company revenues

•	Europe, Middle East, Africa and South Asia (EMEASA) region revenue increase of 2% on transaction growth of 4%

•	Americas region revenue increase of 6% on transaction growth of 8%

•	Asia Pacific (APAC) region revenue increase of 14% on transaction growth of 11%

•	C2C operating margin of 28.6% compared to 27.4% in prior year

•	Global Business Payments revenue flat

•	Bill payments revenue decrease of 2%

•	Western Union Business Solutions revenue increase of 13%

•	Global Business Payments operating margin of 16.5% compared to 20.7% in the prior year and 13.3% in the fourth quarter of 2010

•

Electronic channels revenue increase of over 20%. Electronic channels, which include westernunion.com, account based money transfer, and mobile money transfer, represented 3% of total company revenue for the quarter

•	Prepaid cards in force of over 1 million, with retail distribution available at 10,000 U.S. locations

•	Growth in agent locations to 455,000

•	Share repurchases of $525 million (25 million shares at an average price of $20.95 per share), and $45 million of quarterly dividends paid

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental table included with this press release.

Western Union President and Chief Executive Officer Hikmet Ersek said, “The first quarter results demonstrate the benefits of our diversified business, with presence in more than 200 countries and territories. Strong revenue growth in Asia Pacific and solid increases in the Americas and much of Europe helped deliver another good quarter. Our U.S. domestic money transfer growth trends continued, bill payments revenue declines slowed, and Western Union Business Solutions provided strong growth.”

Ersek continued, “Progress continued with our other strategic initiatives of expanding electronic channels and developing our product portfolio. We recently signed agreements to add on-line banking money transfer to our suite of services offered by US Bank, which is our first such agreement with a Top 10 bank in the U.S., and with Emirates NBD Bank in the UAE. We further developed our mobile money transfer capabilities across the world with new agreements in the Middle East and Africa and enablement of more agent locations for cash to mobile service. In prepaid, we have exceeded one million cards in force in the U.S., and will be introducing prepaid products in some international markets this year.”

Ersek added, “We deployed capital constructively in the quarter, as we repurchased $525 million of shares. Last week we completed the acquisition of one of our leading money transfer network agents in Europe, Angelo Costa S.r.l. This acquisition will allow us to more directly access our network locations, more quickly introduce new products and services, and gain scale benefits on costs by leveraging existing European infrastructure. Our business model continues to generate strong cash flow, which we plan to invest back in the business, utilize for strategic acquisitions to aid our growth strategies, and return to shareholders through stock repurchase and dividends.”

2011 Outlook

The Company affirms its full year 2011 financial outlook provided on February 1st:

•	Constant currency revenue growth in a range of +3% to +4%

•	GAAP revenue growth similar to constant currency

•	GAAP operating margin of approximately 26%

•	Operating margin of approximately 27%, excluding restructuring charges

•	GAAP EPS of $1.41 to $1.46

•	EPS excluding restructuring charges of $1.47 to $1.52

•	GAAP cash flows from operating activities of $1.2 billion to $1.3 billion

Non-GAAP Measures

Western Union presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP measurements include revenue change constant currency adjusted, operating income margin and earnings per share excluding restructuring expenses, consumer-to-consumer segment revenue change constant currency adjusted, 2011 earnings per share outlook excluding restructuring expenses, 2011 operating income margin outlook excluding restructuring expenses, and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s web site at www.westernunion.com.

Restructuring

Western Union incurred $24 million in restructuring expenses in the first quarter from previously announced actions. Approximately $7 million was included in cost of services and $17 million was included in selling, general, and administrative expense. The Company did not incur any restructuring expenses in the first quarter of 2010.

For the 2010 full year, Western Union incurred $60 million in restructuring expenses from previously announced actions. Approximately $15 million was included in cost of services and $45 million was included in selling, general, and administrative expense.

The Company expects to record a total of approximately $50 million of restructuring charges in 2011. The restructuring charges relate primarily to organizational changes designed to simplify business processes, move decision-making closer to the marketplace, and leverage the cost structure. The Company realized pre-tax savings from the initiatives of $8 million in 2010, and expects approximately $50 million of savings in 2011, and $70 million annualized beginning in 2012. Restructuring expenses are not reflected in segment operating results.

Restructuring expenses include expenses related to severance, outplacement and other related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to new or existing company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs, and the acceleration of depreciation and amortization.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call live via telephone, dial 800-299-0433 (U.S.) or +1-617-801-9712 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 61990926.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately two hours after the call ends through May 3, 2011, at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 51022490. A webcast replay will be available at http://ir.westernunion.com for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2010. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in immigration laws, patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new products, services and enhancements, and gain market acceptance of such products; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering, terrorist financing and anti-competitive behavior, and/or changing regulatory or enforcement interpretations of those laws; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated there-under; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, and governmental or judicial interpretations thereof; changes in general economic conditions and economic conditions in the regions and industries in which we operate; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to resolve tax matters with the Internal Revenue Service and other tax authorities consistent with our reserves; failure to comply with the settlement agreement with the State of Arizona; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; deterioration in consumers’ and clients’ confidence in our business, or in money transfer providers generally; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; any material breach of security of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; failure to implement agent contracts according to schedule; adverse rating actions by credit rating agencies; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other money transfer services providers, including telecommunications providers, card associations, card-based payment providers and electronic and internet providers; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; cessation of various services provided to us by third-party vendors; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; significantly slower growth or declines in the money transfer market and other markets in which we operate; adverse consequences from our spin-off from First Data Corporation; decisions to change our business mix; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. The Western Union, Vigo and Orlandi Valuta branded services are offered through a combined network of approximately 455,000 agent locations in 200 countries and territories. In 2010, The Western Union Company completed 214 million consumer-to-consumer transactions worldwide, moving $76 billion of principal between consumers, and 405 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY

KEY STATISTICS

(unaudited)

	Notes*	1Q10	2Q10	3Q10	4Q10	FY2010	1Q11
Consolidated Metrics
Consolidated revenue (GAAP) - YoY % change		3%	2%	1%	3%	2%	4%
Consolidated revenue (constant currency) - YoY % change	a	1%	3%	3%	5%	3%	4%
Agent locations		420,000	430,000	435,000	445,000	445,000	455,000

Consumer-to-Consumer Segment
Revenue (GAAP) - YoY % change		3%	1%	1%	3%	2%	5%
Revenue (constant currency) - YoY % change	d	0%	2%	3%	5%	3%	5%
Operating margin		27.4%	29.1%	29.9%	27.0%	28.4%	28.6%

Transactions - (in millions)		49.61	53.05	54.91	56.17	213.74	52.84
Transactions - YoY % change		8%	9%	10%	9%	9%	7%

Total Principal ($ - billions)		17.7	18.6	19.5	20.0	75.8	19.0
Cross-border Principal ($ - billions)		16.1	16.8	17.6	18.1	68.6	17.1
Cross-border Principal - YoY % change		7%	6%	4%	6%	6%	7%
Cross-border Principal (constant currency) - YoY % change	f	4%	7%	6%	7%	6%	6%

Principal per transaction ($ - dollars)		357	351	355	356	355	360
Principal per transaction - YoY % change		0%	(2)%	(4)%	(3)%	(2)%	1%
Principal per transaction (constant currency) - YoY % change	e	(3)%	(2)%	(3)%	(1)%	(2)%	1%

International revenue (GAAP) - YoY % change	m	6%	2%	2%	3%	3%	5%
International revenue (constant currency) - YoY % change	g, m	3%	4%	4%	5%	4%	5%
International transactions - YoY % change	m	8%	7%	7%	8%	8%	5%
International principal per transaction ($ - dollars)	m	381	376	384	386	382	390
International principal per transaction - YoY % change	m	1%	(1)%	(3)%	(1)%	(1)%	2%
International principal per transaction (constant currency) - YoY % change	i, m	(2)%	0%	(1)%	1%	(1)%	2%

International revenue excl. US origination (GAAP) - YoY % change	n	7%	1%	1%	3%	3%	5%
International revenue excl. US origination (constant currency) - YoY % change	h, n	4%	3%	4%	5%	4%	5%
International transactions excl. US origination - YoY % change	n	8%	7%	7%	8%	8%	6%

EMEASA region revenue - YoY % change	l, t	5%	(1)%	(2)%	(1)%	0%	2%
EMEASA region transactions - YoY % change	l, t	6%	5%	5%	6%	5%	4%
EMEASA region operating margin**	l, t					28.4%

India revenue - YoY % change	y	7%	4%	2%	8%	5%	8%
India transactions - YoY % change	y	6%	3%	2%	6%	4%	6%

THE WESTERN UNION COMPANY

KEY STATISTICS

(unaudited)

	Notes*	1Q10	2Q10	3Q10	4Q10	FY2010	1Q11
Americas region revenue - YoY % change	l, s	(3)%	1%	2%	7%	2%	6%
Americas region transactions - YoY % change	l, s	8%	12%	13%	11%	11%	8%
Americas region operating margin**	l, s					28.2%

Domestic revenue - YoY % change	o	(13)%	(10)%	(6)%	7%	(6)%	8%
Domestic transactions - YoY % change	o	18%	28%	35%	29%	28%	21%

Mexico revenue - YoY % change	p	(7)%	4%	(1)%	3%	0%	1%
Mexico transactions - YoY % change	p	(3)%	5%	2%	3%	2%	1%

APAC region revenue - YoY % change	l, u	14%	11%	12%	14%	13%	14%
APAC region transactions - YoY % change	l, u	15%	14%	15%	14%	14%	11%
APAC region operating margin**	l, u					28.7%

China revenue - YoY % change	z	21%	11%	6%	6%	10%	12%
China transactions - YoY % change	z	8%	6%	6%	7%	7%	5%

Global Business Payments Segment
Revenue - YoY % change		4%	9%	5%	0%	4%	0%
Operating margin		20.7%	18.9%	15.1%	13.3%	17.0%	16.5%
Transactions - in millions		98.2	98.0	103.4	105.3	404.9	105.9
Transactions - YoY % change		(7)%	(6)%	(2)%	6%	(2)%	8%
Bill Payments revenue - YoY % change	w	(10)%	(8)%	(7)%	(5)%	(8)%	(2)%
Business Solutions revenue - YoY % change	x	N/A	N/A	N/A	32%	N/A	13%

% of Total Company Revenue
Consumer-to-Consumer segment revenue		84%	84%	85%	85%	84%	84%
EMEASA region revenue	l, t	44%	44%	44%	44%	44%	43%
Americas region revenue	l, s	31%	32%	32%	32%	31%	32%
APAC region revenue	l, u	9%	8%	9%	9%	9%	9%
Mexico revenue	p	6%	6%	6%	5%	6%	5%
India & China revenue	q	7%	7%	7%	7%	7%	8%
Electronic channels revenue	v	2%	2%	2%	2%	2%	3%
Global Business Payments segment revenue		15%	14%	13%	13%	14%	14%
Bill Payments revenue	w	13%	12%	11%	11%	12%	12%
Business Solutions revenue	x	2%	2%	2%	2%	2%	2%
Prepaid revenue	aa	0%	0%	1%	0%	0%	1%
Marketing expense	r	3.5%	4.1%	3.7%	5.0%	4.1%	3.4%

*	See page 12 of the press release for the applicable Note references and the reconciliation of non-GAAP measures.
**	Regional operating margins are provided on an annual basis only.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended March 31,
	2011	2010	Change
Revenues:
Transaction fees	$998.0	$965.7	3%
Foreign exchange revenues	256.1	238.1	8%
Other revenues	28.9	28.9	—

Total revenues	1,283.0	1,232.7	4%

Expenses:
Cost of services (a)	745.4	714.6	4%
Selling, general and administrative (b)	224.7	202.3	11%

Total expenses	970.1	916.9	6%

Operating income	312.9	315.8	(1)%

Other income/(expense):
Interest income	1.2	0.9	33%
Interest expense	(43.4)	(38.8)	12%
Derivative gains/(losses), net	1.9	(0.9)	(c )
Other income/(expense), net	2.1	(1.0)	(c )

Total other expense, net	(38.2)	(39.8)	(4)%

Income before income taxes	274.7	276.0	—
Provision for income taxes	64.5	68.1	(5)%

Net income	$210.2	$207.9	1%

Earnings per share:
Basic	$0.32	$0.30	7%
Diluted	$0.32	$0.30	7%

Weighted-average shares outstanding:
Basic	646.9	681.9
Diluted	652.1	684.2

(a)	Cost of services includes restructuring and related expenses of $6.9M for the three months ended March 31, 2011.
(b)	Selling, general and administrative expenses includes $17.1M of restructuring and related expenses for the three months ended March 31, 2011.
(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents (a)	$2,215.8	$2,157.4
Settlement assets	2,533.6	2,635.2
Property and equipment, net of accumulated depreciation of $398.0 and $383.6, respectively	194.1	196.5
Goodwill	2,159.3	2,151.7
Other intangible assets, net of accumulated amortization of $466.1 and $441.2, respectively	421.1	438.0
Other assets	363.8	350.4

Total assets	$7,887.7	$7,929.2

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$528.5	$520.4
Settlement obligations	2,533.6	2,635.2
Income taxes payable	411.3	356.6
Deferred tax liability, net	273.5	289.9
Borrowings	3,583.3	3,289.9
Other liabilities	277.2	254.5

Total liabilities	7,607.4	7,346.5

Stockholders’ equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 633.2 shares and 654.0 shares issued and outstanding at March 31, 2011, and December 31, 2010, respectively	6.3	6.5
Capital surplus	197.2	117.4
Retained earnings	230.2	591.6
Accumulated other comprehensive loss	(153.4)	(132.8)

Total stockholders’ equity	280.3	582.7

Total liabilities and stockholders’ equity	$7,887.7	$7,929.2

(a)	At March 31, 2011, approximately $1,039 million was held by entities outside of the United States.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities
Net income	$210.2	$207.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15.0	14.7
Amortization	29.7	27.3
Stock compensation expense	7.5	10.4
Other non-cash items, net	(14.7)	3.8
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(11.5)	46.4
Accounts payable and accrued liabilities	(20.2)	(35.5)
Income taxes payable (a)	41.0	(202.1)
Other liabilities	(5.4)	1.5

Net cash provided by operating activities	251.6	74.4

Cash Flows From Investing Activities
Capitalization of contract costs	(7.1)	(3.7)
Capitalization of purchased and developed software	(2.5)	(3.9)
Purchases of property and equipment	(12.3)	(7.1)
Repayments of notes receivable issued to agents	—	16.9

Net cash (used in)/provided by investing activities	(21.9)	2.2

Cash Flows From Financing Activities
Proceeds from exercise of options	72.3	8.6
Cash dividends paid	(44.7)	(40.5)
Common stock repurchased (b)	(498.4)	(200.1)
Net proceeds from issuance of borrowings	299.5	—

Net cash used in financing activities	(171.3)	(232.0)

Net change in cash and cash equivalents	58.4	(155.4)
Cash and cash equivalents at beginning of period	2,157.4	1,685.2

Cash and cash equivalents at end of period	$2,215.8	$1,529.8

(a)	The Company made a $250 million refundable tax deposit with the IRS in first quarter 2010.
(b)	Additional common stock repurchases of $26.8 million were initiated but not settled at March 31, 2011 pursuant to an existing Rule 10b5-1 plan.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended March 31,
	2011	2010	Change
Revenues:
Consumer-to-Consumer:
Transaction fees	$839.8	$807.0	4%
Foreign exchange revenues	227.4	211.9	7%
Other revenues	10.9	11.3	(4)%

Total Consumer-to-Consumer:	1,078.1	1,030.2	5%

Global Business Payments:
Transaction fees	145.6	148.0	(2)%
Foreign exchange revenues	28.7	26.2	10%
Other revenues	7.8	7.6	3%

Total Global Business Payments:	182.1	181.8	—

Total Other:	22.8	20.7	10%

Total consolidated revenues	$1,283.0	$1,232.7	4%

Operating income/(loss):
Consumer-to-Consumer	$308.6	$282.7	9%
Global Business Payments	30.1	37.6	(20)%
Other	(1.8)	(4.5)	(60)%

Total segment operating income	336.9	315.8	7%
Restructuring and related expenses (a)	(24.0)	—	(b)

Total consolidated operating income	$312.9	$315.8	(1)%

Operating income/(loss) margin:
Consumer-to-Consumer	28.6%	27.4%	1.2%
Global Business Payments	16.5%	20.7%	(4.2)%
Other	(b)	(b)	(b)
Total consolidated operating income margin	24.4%	25.6%	(1.2)%

Depreciation and amortization:
Consumer-to-Consumer	$33.2	$31.0	7%
Global Business Payments	9.6	8.6	12%
Other	1.3	2.4	(46)%

Total segment depreciation and amortization	44.1	42.0	5%
Restructuring and related expenses (a)	0.6	—	(b)

Total consolidated depreciation and amortization	$44.7	$42.0	6%

(a)	Restructuring expenses are excluded from the measurement of segment operating profit provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

Western Union’s management believes the non-GAAP measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

All adjusted year-over-year changes were calculated using prior year reported amounts.

		1Q10	2Q10	3Q10	4Q10	FY2010	1Q11
Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,232.7	$1,273.4	$1,329.6	$1,357.0	$5,192.7	$1,283.0
	Foreign currency translation impact (j)	(20.0)	16.1	22.2	18.5	36.8	2.3

	Revenues, constant currency adjusted	$1,212.7	$1,289.5	$1,351.8	$1,375.5	$5,229.5	$1,285.3
	Prior year revenues, as reported (GAAP)	$1,201.2	$1,254.3	$1,314.1	$1,314.0	$5,083.6	$1,232.7
	Revenue change, as reported (GAAP)	3%	2%	1%	3%	2%	4%
	Revenue change, constant currency adjusted	1%	3%	3%	5%	3%	4%

(b)	Operating income, as reported (GAAP)	$315.8	$311.0	$351.2	$322.1	$1,300.1	$312.9
	Reversal of restructuring and related expenses (k)	N/A	34.5	14.0	11.0	59.5	24.0

	Operating income, excluding restructuring	$315.8	$345.5	$365.2	$333.1	$1,359.6	$336.9

	Operating income margin, as reported (GAAP)	25.6%	24.4%	26.4%	23.7%	25.0%	24.4%
	Operating income margin, excluding restructuring	N/A	27.1%	27.5%	24.5%	26.2%	26.3%

(c)	Net income, as reported (GAAP)	$207.9	$221.0	$238.4	$242.6	$909.9	$210.2
	Foreign currency translation impact, net of income tax (j)	(0.7)	5.5	2.4	1.4	8.6	4.8
	Reversal of restructuring and related expenses, including foreign currency translation impacts, net of income tax benefit (k)	N/A	22.4	9.5	6.4	38.3	16.4

	Net income, constant currency and restructuring adjusted	$207.2	$248.9	$250.3	$250.4	$956.8	$231.4

	Diluted earnings per share (“EPS”), as reported (GAAP) ($ - dollars)	$0.30	$0.33	$0.36	$0.37	$1.36	$0.32
	Impact from restructuring and related expenses, net of income tax benefit (k) ($ - dollars)	N/A	0.03	0.01	0.01	0.06	0.03

	Diluted EPS, restructuring adjusted ($ - dollars)	$0.30	$0.36	$0.37	$0.38	$1.42	$0.35
	Foreign currency translation impact, net of income tax (j) ($ - dollars)	—	0.01	0.01	—	0.01	—

	Diluted EPS, constant currency and restructuring adjusted ($ - dollars)	$0.30	$0.37	$0.38	$0.38	$1.43	$0.35

	Diluted weighted-average shares outstanding	684.2	671.6	661.3	658.4	668.9	652.1

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

		1Q10	2Q10	3Q10	4Q10	FY2010	1Q11
Consumer-to-Consumer Segment
(d)	Revenues, as reported (GAAP)	$1,030.2	$1,073.1	$1,128.3	$1,151.8	$4,383.4	$1,078.1
	Foreign currency translation impact (j)	(21.9)	15.0	21.2	18.0	32.3	2.2

	Revenues, constant currency adjusted	$1,008.3	$1,088.1	$1,149.5	$1,169.8	$4,415.7	$1,080.3

	Prior year revenues, as reported (GAAP)	$1,003.7	$1,065.5	$1,117.8	$1,113.7	$4,300.7	$1,030.2
	Revenue change, as reported (GAAP)	3%	1%	1%	3%	2%	5%
	Revenue change, constant currency adjusted	0%	2%	3%	5%	3%	5%

(e)	Principal per transaction, as reported ($ - dollars)	$357	$351	$355	$356	$355	$360
	Foreign currency translation impact (j) ($ - dollars)	(11)	2	7	5	1	(1)

	Principal per transaction, constant currency adjusted ($ - dollars)	$346	$353	$362	$361	$356	$359

	Prior year principal per transaction, as reported ($ - dollars)	$358	$358	$371	$365	$363	$357
	Principal per transaction change, as reported	0%	(2)%	(4)%	(3)%	(2)%	1%
	Principal per transaction change, constant currency adjusted	(3)%	(2)%	(3)%	(1)%	(2)%	1%

(f)	Cross-border principal, as reported ($ - billions)	$16.1	$16.8	$17.6	$18.1	$68.6	$17.1
	Foreign currency translation impact (j) ($ - billions)	(0.5)	0.1	0.4	0.3	0.3	—

	Cross-border principal, constant currency adjusted ($ - billions)	$15.6	$16.9	$18.0	$18.4	$68.9	$17.1

	Prior year cross-border principal, as reported ($ - billions)	$15.0	$15.9	$17.0	$17.1	$65.0	$16.1
	Cross-border principal change, as reported	7%	6%	4%	6%	6%	7%
	Cross-border principal change, constant currency adjusted	4%	7%	6%	7%	6%	6%

(g)	International revenues, as reported (GAAP)	$862.0	$890.8	$944.0	$972.4	$3,669.2	$901.7
	Foreign currency translation impact (j)	(20.8)	15.7	21.7	18.4	35.0	2.6

	International revenues, constant currency adjusted	$841.2	$906.5	$965.7	$990.8	$3,704.2	$904.3

	Prior year international revenues, as reported (GAAP)	$814.8	$875.0	$926.5	$943.4	$3,559.7	$862.0
	International revenue change, as reported (GAAP)	6%	2%	2%	3%	3%	5%
	International revenue change, constant currency adjusted	3%	4%	4%	5%	4%	5%

(h)	International excl. US origination revenues, as reported (GAAP)	$699.8	$719.2	$774.3	$797.6	$2,990.9	$732.2
	Foreign currency translation impact (j)	(20.8)	15.7	21.7	18.4	35.0	2.6

	International excl. US origination revenues, constant currency adjusted	$679.0	$734.9	$796.0	$816.0	$3,025.9	$734.8

	Prior year international excl. US origination revenues, as reported (GAAP)	$654.8	$712.5	$765.5	$778.0	$2,910.8	$699.8
	International excl. US origination revenue change, as reported (GAAP)	7%	1%	1%	3%	3%	5%
	International excl. US origination revenue change, constant currency adjusted	4%	3%	4%	5%	4%	5%

(i)	International principal per transaction, as reported ($ - dollars)	$381	$376	$384	$386	$382	$390
	Foreign currency translation impact (j) ($ - dollars)	(13)	3	8	7	2	(2)

	International principal per transaction, constant currency adjusted ($ - dollars)	$368	$379	$392	$393	$384	$388

	Prior year international principal per transaction, as reported ($ - dollars)	$377	$380	$395	$390	$386	$381
	International principal per transaction change, as reported	1%	(1)%	(3)%	(1)%	(1)%	2%
	International principal per transaction change, constant currency adjusted	(2)%	0%	(1)%	1%	(1)%	2%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

	Range
2011 EPS Outlook
EPS guidance (GAAP) ($ - dollars)	$1.41	$1.46
Impact from restructuring and related expenses, net of income tax benefit (k) ($ - dollars)	0.06	0.06

EPS guidance, restructuring adjusted ($ - dollars)	$1.47	$1.52

2011 Operating Income Margin Outlook
Operating income margin (GAAP)	26.0%
Impact from restructuring and related expenses (k)	1.0%

Operating income margin, restructuring adjusted	27.0%

Non-GAAP related notes:

(j)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. In addition, to compute constant currency earnings per share, the Company assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges was consistent with the prior year.

(k)	Restructuring and related expenses consist of direct and incremental expenses including the impact from fluctuations in exchange rates associated with restructuring and related activities, consisting of severance, outplacement and other related benefits; facility closure and migration of the Company’s IT infrastructure; and other expenses related to the relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and the acceleration of depreciation and amortization. Restructuring and related expenses were not allocated to the segments.

Other notes:

(l)	Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid, with each transaction and the related revenue being split 50% between the two regions. For those money transfer transactions that are initiated and paid in the same region, 100% of the revenue is attributed to that region.

(m)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (o) and (p) below.

(n)	Represents transactions between and within foreign countries (excluding Canada and Mexico). Excludes all transactions originated in the United States and all transactions to and from Mexico as reflected in (o) and (p) below.

(o)	Represents all transactions between and within the United States and Canada.

(p)	Represents all transactions to and from Mexico.

(q)	Represents all transactions to and from India and China.

(r)	Marketing expense includes advertising, events, loyalty programs and the cost of employees dedicated to marketing activities.

(s)	Represents the Americas region of our consumer-to-consumer segment, which includes North America, Latin America, the Caribbean and South America.

(t)	Represents the Europe, Middle East, Africa and South Asia region of our consumer-to-consumer segment, including India.

(u)	Represents the Asia Pacific region of our consumer-to-consumer segment.

(v)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer, and mobile money transfer.

(w)	Represents revenue from the Company’s Bill Payments services, which allow consumers to make payments to a variety of organizations including utilities, auto finance companies, mortgage servicers, financial service providers, government agencies and other businesses. This revenue is included within the Global Business Payments segment.

(x)	Represents revenue from the Company’s Business Solutions services, which facilitate cross-border, cross-currency business-to-business payment transactions. This revenue is included within the Global Business Payments segment.

(y)	Represents all transactions to and from India.

(z)	Represents all transactions to and from China.

(aa)	Represents revenue from prepaid services. This revenue is included within the Other segment.